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                                  Exhibit 6(c)

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                                     BY-LAWS
                                       OF
                       ANALYSTS INTERNATIONAL CORPORATION

                    Amended and Restated as of April 19, 2001

                                   ARTICLE I.
                                 CORPORATE SEAL

The corporate seal shall be circular in form and have inscribed thereon in a circle the name "Analysts International Corporation" and the words "Corporate Seal" within the circle.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

Section 1. Each regular meeting of the shareholders of the corporation entitled to vote for the election of directors shall be held at such place within or without the State of Minnesota as shall be determined from time to time by the Board of Directors. Such regular meeting shall be held on such day in the month of April or May in each year, beginning in calendar year 2002 or at such other time as the Board of Directors shall determine, at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect a Board of Directors to serve until the next regular meeting and until their successors are duly elected and qualify, and shall transact such other business as shall properly come before the meeting. The holders of a majority of shares outstanding entitled to vote for the election of directors at said meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business. In case a quorum be not present at the regular meeting, the holders of a majority of the shares present at the meeting may adjourn to such a day as a majority of them shall agree upon. A notice of such adjournment shall be mailed to each shareholder entitled to vote, at least five (5) days before such adjourned meeting, but if a quorum be present, holders of a majority of the shares present at the meeting may adjourn from day to day as they see fit and no notice need be given. No regular meeting shall be held in calendar 2001.

Section 2. Except as may otherwise be provided by the Board of Directors from time to time, only shareholders of record at the close of business on the record date established by the Board of Directors shall be entitled to vote at such meeting.

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Section 3. Special meetings of the shareholders may be called by the Secretary at any time upon request of the Chief Executive Officer or a majority of the members of the Board of Directors, or upon request by shareholders as provided by law.

Section 4. For regular shareholders' meetings there shall be mailed to each person shown by the books of the corporation (or of the corporation's transfer agent) to be, on the record date for determining shareholders entitled to vote, a holder of record of voting shares, at his or her address as shown by such books, a notice setting out the time and place of the annual meeting, which notice shall be mailed at least ten (10) days prior thereto. For special shareholders' meetings there shall be mailed to each person shown by the books of the corporation to be a shareholder of record at the time of mailing such notice and entitled to receive such notice, at his or her address as shown by the books of the corporation, a notice setting out the time, place and object of each special meeting, which notice shall be mailed at least two (2) days prior thereto.

                                  ARTICLE III.
                                    DIRECTORS

Section 1. The business and property of the corporation shall be managed by a Board of Directors, consisting of seven directors. The term of each director shall continue until the next regular meeting of the corporation or until a successor is elected and qualified.

Section 2. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies.

Section 3. Regular meetings of the Board of Directors shall be held from time to time at such place and time as may from time to time be fixed by resolutions adopted by the Board of Directors. No notice need be given of any regular meeting. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer or by any two (2) directors. Notice of such special meetings shall be given by the Secretary who shall give at least twenty-four
(24) hours' notice thereof to each director by mail, telegraph, telephone or in person, provided that no notice of any meeting need be given to any director while he is in the armed forces of the United States.

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Section 4. Directors need not be shareholders of the corporation.

                                   ARTICLE IV.
                                    OFFICERS

Section 1. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer, and such other officers and agents as may from time to time be elected by the Board of Directors. Any two
(2) offices may be held by one (1) person.

Section 2. At the meeting of the Board of Directors next following a regular meeting of shareholders at which directors are elected, the Board shall elect from their number a Chief Executive Officer and shall, from within or without their number, elect a President, a Secretary and a Treasurer and such other officers as may be deemed advisable by them. Such officers shall hold office until the next regular meeting of shareholders at which directors are elected or until their successors are elected and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

Section 3. The Chief Executive Officer of the corporation shall preside at all meetings of the shareholders and directors, and shall have such other duties as may be prescribed from time to time by the Board of Directors.

Section 4. The President shall attend meetings of the directors unless requested otherwise by a majority of them and shall have such duties as may be prescribed from time to time by the Board of Directors. Section 5. The Secretary shall (i) attend all meetings of the shareholders and Board of Directors, (ii) act as clerk thereof, (iii) record all the proceedings of such meetings in the minute book of the corporation, (iv) give proper notice of meetings of shareholders and directors, (v) keep the seal of the corporation and shall affix the same to any instrument requiring it and shall attest the seal, (vi) with another officer sign all certificates for shares of the corporation and affix the corporate seal thereto, and (vii) shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 6. The Treasurer shall (i) keep accurate accounts of all monies of the corporation received or disbursed, (ii) deposit all monies, drafts, and checks in the name and to the credit of the corporation in such banks and depositories as a majority of the whole Board of Directors shall designate from time to time,
(iii) endorse for deposit all notes, checks and drafts received by the corporation, (iv) disburse the funds of the corporation as ordered by the Board of Directors, taking proper vouchers therefor, (v) render to the Chief Executive Officer and directors, whenever required, an account of all transactions as

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Treasurer and of the financial condition of the corporation, and (vi) perform such duties as may be prescribed by the Board of Directors from time to time.

Section 7. If there be a vacancy in the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled, for the unexpired term, by the Board of Directors.

                                   ARTICLE V.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify each director, officer, employee, or agent of the corporation, and any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him to the fullest extent to which officers and directors may be indemnified under the terms and conditions of the Minnesota Business Corporation Act as now in force or hereafter amended.

The corporation may purchase and maintain insurance on behalf of any person who may be indemnified to the extent of his right to indemnity under this Article.

                                   ARTICLE VI.
                              AMENDMENTS OF BY-LAWS

These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors. Such authority in the Board of Directors is subject to the power of shareholders to change or repeal such By-Laws by a majority vote of the shareholders present and represented at any regular meeting or at any special meeting called for such purpose, and the Board of Directors shall not make or alter any By-Law fixing their qualifications, classifications, term of office, or number, except the Board may make or alter any By-Law to increase their number.

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                                  CERTIFICATION

I certify that the foregoing constitutes the By-Laws of Analysts International Corporation, as amended.

Date: _________________________


_______________________________
Colleen M. Davenport

Secretary

(SEAL)